SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware	94-3209170
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

          99.1 Annual Report of At Road, Inc. prepared for mailing to all stockholders in preparation for the 2004 Annual Meeting for At Road, Inc. stockholders.

Item 9. Regulation FD Disclosure.

     At Road, Inc. prepared an Annual Report for mailing to all At Road, Inc. stockholders in preparation for the 2004 Annual Meeting for At Road, Inc. stockholders.

     The information that is set forth in the Registrant’s Annual Report is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.
Date: April 8, 2004	By:	/s/ Thomas C. Hoster
Thomas C. Hoster
Chief Financial Officer

AT ROAD, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Annual Report of At Road, Inc.